UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 1, 2009

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement

On December 1, 2009, CytRx Corporation (“we,” “us,” “CytRx” or the “Company”) entered into a third amendment to our lease with Douglas Emmett 1993 LLC, as landlord, under which we lease our principal executive offices.  Pursuant to the amendment, we will relocate to a 5,739 square foot space on the same floor within our current building, the lease term will extend until February 28, 2015 (dependent upon the completion date of certain tenant improvements), unless earlier terminated in accordance with the lease, and our monthly rent under the lease will increase to approximately $23,243.  The rent is subject to increase to approximately $23,940, $24,658, $25,398 and $26,160 respectively, on the first, second, third and fourth anniversaries of the extended lease term.  We will continue to be responsible for paying our allocable portion of operating expenses in addition to the monthly rent.

ITEM 9.01                      Financial Statements and Exhibits.

(c)            Exhibits

The following exhibit is filed as part of this report:

10.1	Third Amendment to Office Lease dated November 30, 2009, by and between CytRx Corporation and Douglas Emmett 1993, LLC

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Office Lease dated November 30, 2009, by and between CytRx Corporation and Douglas Emmett 1993, LLC